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                                                                     EXHIBIT 5.1


                [Letterhead of LeBoeuf, Lamb, Greene & MacRae]






                                          October 24, 1996


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

          Re:  Registration Statement on Form S-1 (File 333-12073)
               of Nu Skin Asia Pacific, Inc. (the "Registration Statement")
               ------------------------------------------------------------

Dear Ladies and Gentlemen:

     We are acting as counsel to Nu Skin Asia Pacific, Inc., a Delaware corporation the ("Company"), in connection with the proposed issuance and sale of 12,099,000 shares of the Company's Class A Common Stock, par value $.001 per share (the "Class A Common Stock"), and 2,000,000 options to purchase shares of Class A Common Stock pursuant to Amendment No. 2 to the Registration Statement to be filed with the Securities and Exchange Commission (the "Commission") on October 24, 1996, as so amended (the "Registration Statement"). Capitalized terms not otherwise defined herein have the meaning set forth in Amendment No. 2 to the Registration Statement.

     We have examined such corporate records, certificates and other documents as we have considered necessary for the purposes hereof. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies and the authenticity of the originals of such copies. As to any facts material to our opinion, we have, when relevant facts were not independently established, relied upon the aforesaid records, certificates and documents.
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Securities and Exchange Commission
October 24, 1996
Page 2


     Based on the foregoing, we are of the opinion that upon the issuance and delivery of the Class A Common Stock and payment therefor in the manner described in the Registration Statement and in accordance with the terms of the U.S. Purchase Agreement (the form of which is filed as Exhibit 1.1 to the Registration Statement), the International Purchase Agreement and the Japanese Underwriting Agreement, the Class A Common Stock will be duly authorized, validly issued, fully paid and nonassessable.
     Our opinion set forth herein is limited in all cases to matters arising under the Delaware General Corporation Law. We consent to the use of this opinion as an Exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus that is a part of the Registration Statement. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder.

                                    Very truly yours,



                                    /s/ LeBoeuf, Lamb, Greene & MacRae, L.L.P.
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